UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2019 (June 6, 2019)
TECOGEN INC. (NASDAQ: TGEN)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)
_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective June 6, 2019, Tecogen Inc. (the “Company”) entered into a Transition Agreement with Ms. Bonnie Brown, the Company’s Chief Accounting Officer (“CAO”), Treasurer and Secretary. During May 2019, Ms. Brown advised the Company she had moved her personal residence and that she wished to resign as an officer and employee of the Company subject to a transition period that would allow the Company time to identify and employ a new CAO or Chief Financial Officer (“CFO”). Under the agreement, and to assist in the transition, Ms. Brown will continue in her current employment positions with the Company for a period of up to six months and will resign as CAO, Treasurer and Secretary of the Company once a new CFO or CAO has been employed by the Company. Also, Ms. Brown has agreed to continue working for the Company for up to two months following the date the Company employs a new CFO or CAO. During the transition period, Ms. Brown will work under a reduced time commitment and will have the option of working remotely for a portion of such time. During this period, Ms. Brown will be compensated on the basis of a pro-rated portion of her current compensation and will continue to participate in Company benefit plans.
A copy of the Transition Agreement is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits
The following exhibit relating to Item 5.02 shall be deemed filed with this Current Report on Form 8-K:

Exhibit    Description

10.01	Transition Agreement dated as of June 6, 2019 by and between Tecogen Inc. and Ms. Bonnie Brown.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Bonnie Brown
June 7, 2019	Bonnie Brown, Principal Financial & Accounting Officer